UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): October 26, 2006
HSBC Home Equity Loan Trust (USA) 2006-3
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-132348-04
HSBC Home Equity Loan Corporation II
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132348-01
HSBC Finance Corporation
(Exact name of the sponsor as specified in its charter)

Delaware	36-4082355
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.
Incorporation of the depositor)	of the depositor)

2700 Sanders Road, Prospect Heights, Illinois	60070
(Address of Principal Executive Offices of the depositor)	(Zip Code)
The depositor’s telephone number, including area code (847) 564-6335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Underwriting Agreement
Pooling and Servicing Agreement

Item 8.01. Other Events.
     On October 26, 2006, HSBC Home Equity Loan Corporation II entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), among HSBC Home Equity Loan Corporation II, as depositor, HSBC Finance Corporation, as servicer, HSBC Bank USA, National Association, as administrator, and U.S. Bank, National Association, as trustee, providing for the issuance of the HSBC Home Equity Loan Trust (USA) 2006-3 Closed-End Home Equity Loan Asset Backed Certificates, Series 2006-3 (the “Certificates”). The Certificates were issued on October 26, 2006.
     This Current Report on Form 8-K is being filed to satisfy an undertaking to file copies of the Underwriting Agreement (Exhibit 1 hereto) and the Pooling and Servicing Agreement (Exhibit 4 hereto) executed in connection with the issuance of the Certificates, the forms of which were filed as Exhibits to the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement, dated as of October 18, 2006, among HSBC Finance Corporation, HSBC Home Equity Loan Corporation II and HSBC Securities (USA) Inc., as representative of the underwriters.

4.1	Pooling and Servicing Agreement among HSBC Home Equity Loan Corporation II, as depositor. HSBC Finance Corporation, as servicer, HSBC Bank USA, National Association, as administrator, and U.S. Bank, National Association, as trustee.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC HOME EQUITY LOAN CORPORATION II

By:	/s/ David J. Hunter
Name: David J. Hunter
Title: Vice President and Assistant Treasurer
Dated: November 8, 2006

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Exhibit Index
1.1	Underwriting Agreement, dated as of October 18, 2006, among HSBC Finance Corporation, HSBC Home Equity Loan Corporation II and HSBC Securities (USA) Inc., as representative of the underwriters.

4.1	Pooling and Servicing Agreement among HSBC Home Equity Loan Corporation II, as depositor, HSBC Finance Corporation, as servicer, HSBC Bank USA, National Association, as administrator, and U.S. Bank, National Association, as trustee.

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